UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐

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☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☒ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

RREEF Property Trust, Inc.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than Registrant)

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☐ Fee paid previously with preliminary materials.
☐ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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RREEF PROPERTY TRUST, INC.
875 Third Avenue, 26th Floor
New York, NY 10022
(212) 454-4500
ADDITIONAL INFORMATION REGARDING THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON THURSDAY, MAY 7, 2020
The following Notice of Change of Location relates to the proxy statement (the “Proxy Statement”) furnished to stockholders of RREEF Property Trust, Inc., a Maryland corporation (the “Company”), dated March 30, 2020 in connection with the Annual Meeting of Stockholders of the Company to be held on Thursday, May 7, 2020. This supplement to the Proxy Statement is being filed with the Securities and Exchange Commission and made available to stockholders on or about April 27, 2020. The Proxy Statement is available at https://www.proxy-direct.com/rpt-31122.
Except as amended or supplemented by the information contained in this supplement, all information set forth in the Proxy Statement continues to apply and should be considered in voting your shares.
This notice should be read in conjunction with the Proxy Statement.

NOTICE OF CHANGE OF LOCATION
OF ANNUAL MEETING OF STOCKHOLDERS
Thursday, May 7, 2020 at 8:00 a.m. Eastern time
Telephonic Meeting Only — No Physical Meeting Location
To the Stockholders of RREEF Property Trust, Inc.:
Due to the emerging public health impact of the coronavirus pandemic (COVID-19), travel guidelines impacting New York, New York and surrounding areas, and to support the health and well-being of stockholders, NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of RREEF Property Trust, Inc., a Maryland corporation (the “Company”), to be held on Thursday, May 7, 2020 at 8:00 a.m. Eastern time (the “Annual Meeting”) will be held in a telephonic format. Stockholders will not be able to attend the Annual Meeting in person.
Registration Instructions for the Telephonic Meeting
If you were a record holder of shares of the Company’s common stock (i.e., you held shares in your own name) as of the close of business on the record date of March 13, 2020 (the “Record Date”), you are entitled to notice of and to vote at the Annual Meeting or any adjournments, postponements or delays thereof. To access, participate in and vote at the Annual Meeting, please email Georgeson at USProxyServices@georgeson.com, provide your full name and address and include “RREEF Property Trust” in the subject line. Georgeson will then email you the conference call dial-in information and instructions for voting during the Annual Meeting after verifying your eligibility to vote on the matters to be presented at the Annual Meeting.

If you held your shares of the Company in a brokerage account or through a bank or other nominee, in order to participate in and vote at the Annual Meeting, you must first request and obtain a “legal proxy” from your broker, bank or other nominee reflecting the Company name, the number of shares of the Company’s common stock you held as of the close of business on the Record Date, as well as your name and email address. To participate in the Annual Meeting, please forward an email from your intermediary containing the legal proxy or attach an image of the legal proxy, email it to Georgeson at USProxyServices@georgeson.com and put “RREEF Property Trust” and “Legal Proxy” in the subject line. Georgeson will then email you the conference call dial-in information and instructions for voting during the Annual Meeting after verifying your eligibility to vote on the matters to be presented at the Annual Meeting.
Requests for registration must be received by Georgeson no later than 5:00 p.m. Eastern Time on May 5, 2020. Please contact Georgeson at (888) 666-2580 with any questions regarding accessing the Annual Meeting.
* * *
Whether or not you plan to participate in the Annual Meeting, we urge you to complete the proxy card, date and sign it and return it promptly, or record your voting instructions by telephone or via the internet, as described in the previously distributed proxy materials, no matter how large or small your holdings may be. If you submit a properly executed proxy but do not mark how you wish your shares to be voted, your shares will be voted “FOR” each proposal, as applicable. The proxy card included with the previously distributed proxy materials will not be updated to reflect the change to a telephonic meeting and may continue to be used to authorize a proxy to vote your shares in connection with the Annual Meeting. If your shares are held through a broker, you must provide voting instructions to your broker about how to vote your shares in order for your broker to vote your shares as you instruct at the Annual Meeting.
As always, we appreciate your support.
BY ORDER OF THE BOARD OF DIRECTORS OF RREEF PROPERTY TRUST, INC.
/s/ Vikram Mehra
Vikram Mehra
Secretary
April 27, 2020